                                      EXHIBIT 11
                         QUIXOTE CORPORATION AND SUBSIDIARIES
                    Computation of Net Earnings Per Average Common
                              and Common Equivalent Share

                                                 For the Three Months Ended
                                                     December 31, 1995
                                                 -------------------------
                                                                   Fully
                                                   Primary        Diluted
                                                 ----------     ----------
Net earnings as reported                         $  317,000     $  317,000

Add interest expense and deferred charge
 amortization (net of income taxes)                                245,000 (1)
                                                 ----------     ----------

Adjusted net earnings for computation (A)        $  317,000     $  562,000
                                                 ==========     ==========

Average common shares outstanding would be adjusted for the additional shares that would be issued assuming conversion of the debentures and exercise of stock options as follows:

Weighted average shares outstanding               7,863,168      7,863,168

Shares assumed issued upon conversion of
 debentures                                                      1,051,316

Incremental shares outstanding assuming
 exercise of stock options using the
 treasury stock method                              126,579        126,579
                                                  ---------      ---------

Average common and common equivalent shares
 outstanding (B)                                  7,989,747      9,041,063
                                                  =========      =========

Net earnings per common and common
 equivalent shares (A/B)                          $     .04      $     .06
                                                  =========      =========

Notes:

(1)  Net earnings for the full diluted calculation are adjusted for interest expense and deferred charge amortization, assuming exercise of the conversion privilege on the 8%
convertible debentures.

                                     EXHIBIT 11
                        QUIXOTE CORPORATION AND SUBSIDIARIES
                   Computation of Net Earnings Per Average Common
                             and Common Equivalent Share

                                                   For the Six Months Ended
                                                       December 31, 1995
                                                   --------------------------

                                                                     Fully
                                                     Primary        Diluted
                                                   ----------     ----------
Net loss as reported                               $(10,245,000)  $(10,245,000)

Add interest expense and deferred charge
 amortization (net of income taxes)                                    490,000 (1)
                                                   ------------   ------------

Adjusted net loss for computation (A)              $(10,245,000)  $ (9,755,000)
                                                   ============   ============

Average common shares outstanding would be adjusted for the additional shares that would be issued assuming conversion of the debentures and exercise of stock options as follows:

 Weighted average shares outstanding                  7,863,056      7,863,056

 Shares assumed issued upon conversion of
   debentures                                                        1,051,316

 Incremental shares outstanding assuming
   exercise of stock options using the
   treasury stock method                                126,579        126,579
                                                    -----------    -----------

Average common and common equivalent shares
 outstanding (B)                                      7,989,635      9,041,951
                                                    ===========    ===========
Net loss per common and common
 equivalent share (A/B)                             $     (1.28)   $     (1.08)
                                                    ===========    ===========

Notes:

(1)  Net earnings for the fully diluted calculation are adjusted for interest expense and deferred charge amortization, assuming exercise of the conversion privilege on the 8%
convertible debentures.

                                     EXHIBIT 11
                        QUIXOTE CORPORATION AND SUBSIDIARIES
                   Computation of Net Earnings per Average Common
                             and Common Equivalent Share


                                                 For the Three Months Ended
                                                     December 31, 1994
                                                 -------------------------
                                                                   Fully
                                                   Primary        Diluted
                                                 ----------     ----------
Net earnings as reported                         $  877,000     $  877,000

Add interest expense and deferred charge
 amortization (net of income taxes)                                245,000 (1)
                                                 ----------     ----------

Adjusted net earnings for computation (A)        $  877,000     $1,122,000
                                                 ==========     ==========

Average common shares outstanding would be adjusted for the additional shares that would be issued assuming conversion of the debentures and exercise of stock options as follows:

Weighted average shares outstanding               7,815,798      7,815,798

Shares assumed issued upon conversion of
 debentures                                                      1,051,316

Incremental shares outstanding assuming
 exercise of stock options using the
 treasury stock method                              365,388        365,388
                                                  ---------      ---------

Average common and common equivalent shares
 outstanding (B)                                  8,181,186      9,232,502
                                                  =========      =========

Net earnings per common and common
 equivalent shares (A/B)                          $     .11      $     .12
                                                  =========      =========

Notes:

(1)  Net earnings for the full diluted calculation are adjusted for interest expense and deferred charge amortization, assuming exercise of the conversion privilege on the 8%
convertible debentures.

                                     EXHIBIT 11
                        QUIXOTE CORPORATION AND SUBSIDIARIES
                   Computation of Net Earnings Per Average Common
                             and Common Equivalent Share

                                                  For the Six Months Ended
                                                       December 31, 1994
                                                   --------------------------

                                                                     Fully
                                                     Primary        Diluted
                                                   ----------     ----------
Net earnings as reported                           $2,965,000     $2,965,000

Add interest expense and deferred charge
 amortization (net of income taxes)                                  491,000 (1)
                                                   ----------     ----------

Adjusted net earnings for computation (A)          $2,965,000     $3,456,000
                                                   ==========     ==========

Average common shares outstanding would be adjusted for the additional shares that would be issued assuming conversion of the debentures and exercise of stock options as follows:

 Weighted average shares outstanding                7,813,127      7,813,127

 Shares assumed issued upon conversion of
   debentures                                                      1,051,316

 Incremental shares outstanding assuming
   exercise of stock options using the
   treasury stock method                              365,388        365,388
                                                    ---------      ---------

Average common and common equivalent shares
 outstanding (B)                                    8,178,515      9,229,831
                                                    =========      =========
Net earnings per common and common
 equivalent share (A/B)                                  $.36           $.37
                                                    =========      =========

Notes:

(1)  Net earnings for the fully diluted calculation are adjusted for interest expense and deferred charge amortization, assuming exercise of the conversion privilege on the 8%
convertible debentures.